UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 1, 2008

Goal Capital Funding Trust 2007-1

Goal Capital Funding, LLC

Goal Financial, LLC

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-132039 333-132039-02	20-3289538 26-0191360
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

1229 King Street, Third Floor Alexandria, Virgina	22314
(Address of Principal Executive Offices)	(Zip Code)

(703) 837-1630

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 1, 2008, Goal Financial, LLC (“Goal”) entered into the Sub-Administration Agreement between Goal, as administrator (the “Administrator”), and Goal Structured Securities, LLC, as sub-administrator (“GSS”), with respect to the performance of certain duties of the Administrator, a copy of which is filed with this Form 8-K, as Exhibit 10.1 (the “Sub-Administration Agreement”).

Item 6.02.	Change of Servicer or Trustee.

As of January 1, 2008, Goal entered into the Sub-Administration Agreement with GSS (the “Sub-Administrator”) whereby GSS agreed to perform all the tasks of Goal under the Administration Agreement among Goal and the Issuing Entity, dated as of June 7, 2007, a copy of which was filed as Exhibit 10.2 pursuant to Form 8-K on June 13, 2007 under the same Central Index Key (CIK) as this report on Form 8-K. On and after January 1, 2008, GSS will perform administrative duties for the benefit of the Issuing Entity pursuant to the Sub-Administration Agreement, a copy of which is filed with this Form 8-K, as Exhibit 10.1.

Goal Structured Securities, LLC (“GSS”) is a Delaware limited liability company. GSS maintains its executive and principal offices at 9477 Waples Street, Suite 100, San Diego, California, 92121. Its telephone number is (858) 320-6799.

GSS has acquired from Goal substantially all of the tangible assets previously used by Goal for administration of securitizations. On January 1, 2008, GSS entered into employment contracts with substantially all of the personnel who were previously employed by Goal to provide administrative services for securitizations. GSS had no operations or experience in performing administrative services for securitizations prior to January 1, 2008. Currently, GSS provides administrative and other services for the Issuing Entity, Goal and Goal-affiliated entities. In the future, GSS may provide administrative and/or other services for non-affiliated third-party entities.

GSS may resign as Sub-Administrator upon 60 days’ written notice, provided that no resignation will become effective until a successor sub-administrator has assumed GSS’ duties under the Sub-Administration Agreement and the rating agencies confirm that the appointment of a successor Sub-Administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes.

The Sub-Administrator may be removed immediately upon written notice of termination from the Issuing Entity or the indenture trustee to the Sub-Administrator and the rating agencies then rating the Issuing Entity’s notes if any of the following events occurs:

•

the Sub-Administrator defaults in the performance of any of its duties under the Sub-Administration agreement and, after notice of the default, does not cure such default within ten days (or, if the default cannot be cured in such time, does not give within ten days such assurance of cure as shall be reasonably satisfactory to the trust);

•

a court having jurisdiction in the premises enters a decree or order for relief in respect of the Sub-Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and the decree or order is not vacated within sixty days or such a court appoints a receiver, liquidator, assignee, custodian trustee, sequestor or similar official for the Sub-Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

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•

the Sub-Administrator commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, consents to the entry of an order for relief in any involuntary case under any such law or consents to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Sub-Administrator or any substantial part of its property, consents to the taking of possession by any such official of any substantial part of its property, makes any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description
10.1	Sub-Administration Agreement dated as of January 1, 2008 between Goal Financial, LLC, as administrator, and Goal Structured Securities, LLC, as sub-administrator.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Goal Capital Funding, LLC, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 4, 2008	GOAL CAPITAL FUNDING, LLC

	By:	/s/ Seamus Garland
	Name:	Seamus Garland
	Title:	Chief Financial Officer, Secretary and Head of Securitization

Sub-Servicing Agreement 8-K